UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  March 21, 2011
Date of Earliest Event Reported:  March 18, 2011
______________

MAXIMUS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-12997	54-1000588
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11419 Sunset Hills Road, Reston, Virginia	20190-5207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 251-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Shareholders held on March 18, 2011, our shareholders voted as follows:

(a)	To elect Russell A. Beliveau, John J. Haley and Marilyn R. Seymann as Class II Directors of the Company for a three-year term.

Nominee	Total Votes For	Total Votes Withheld
Russell A. Beliveau	14,931,941	747,050
John J. Haley	8,258,852	7,420,139
Marilyn R. Seymann	14,103,914	1,575,077

Paul R. Lederer, Richard A. Montoni, Peter B. Pond, Raymond B. Ruddy, James R. Thompson, Jr. and Wellington E. Webb continued their terms in office after the meeting.

(b)	To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and any related material contained in the Company’s Proxy Statement (“Say-on-Pay”).

Total Votes For	15,036,879
Total Votes Against	640,756
Abstentions	1,356

(c)	To vote, on an advisory basis, whether future Say-on-Pay votes will occur every one, two or three years.

One Year	11,037,115
Two Years	68,409
Three Years	4,572,182
Abstentions	1,285

(d)	To ratify the appointment of Ernst & Young LLP as our independent public accountants for our 2011 fiscal year.

Total Votes For	16,059,478
Total Votes Against	95,219
Abstentions	462

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date:	March 21, 2011	By:	/s/ David R. Francis
David R. Francis
General Counsel and Secretary